SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                          Napco Security Systems, Inc.
                    (Exact Name as Specified in its Charter)

                                   Registrant
                   (Name of Person(s) Filing Proxy Statement)

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                    [NAPCO SECURITY SYSTEMS, INC. LETTERHEAD]



                                             November 24, 1998

Dear Fellow NAPCO Stockholder:

We are writing to remind you to send in the enclosed proxy card which will represent your vote at the upcoming Annual Meeting on Wednesday, December 9, 1998.

On this proxy card, you will note that NAPCO shareholders are being asked to approve two important proposals as summarized below:

     o To classify the Board of Directors which will help provide management stability and continuity to allow the Company to pursue its strategic objectives.

     o To issue a new class of preferred stock which will give your Board additional resources in pursuing and financing future acquisitions which is a key part of NAPCO's strategy for continued growth.

Your vote is very important! Please vote FOR these proposals to ensure the continuing growth of NAPCO.

Please complete the enclosed proxy card and return it in the enclosed postage-paid envelope. This needs to be received by NAPCO no later than Monday, December 7. If we do not receive your card back, it has the same effect as a vote against these proposals. Exercise your right to vote!

If you have any questions, please contact our proxy solicitor MacKenzie Partners, Inc. at (800) 322-2885, Monday-Friday, 7:30AM to 9:00PM and Saturday, 10:00AM to 4:00PM.

We thank you so much for your continued support of NAPCO.

Sincerely,



Richard Soloway
Chairman